                                                                     EXHIBIT 4.4


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE. PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.



                              WARRANT TO PURCHASE
                   230,000 SHARES OF SERIES C PREFERRED STOCK

                      SENSUS DRUG DEVELOPMENT CORPORATION
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)



     THIS CERTIFIES THAT, for value received, Montgomery Securities (the "Warrantholder") is entitled to purchase, on the terms hereof, Two Hundred Thirty Thousand (230,000) shares of Series C Preferred Stock (the "Series C Stock") of Sensus Drug Development Corporation, a Delaware corporation (the "Company"), at a purchase price as set forth herein.

1.   EXERCISE OF WARRANT.
     -------------------

     The terms and conditions upon which this Warrant may be exercised, and the Series C Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

     1.1  Exercise.  This Warrant may be exercised in whole or in part at any
          --------
time on or after the date hereof, but in no case may this Warrant be exercised later than 5:00, San Francisco time on October 10, 2002 (the "Termination Date"), after which time this Warrant shall terminate and shall be void and of no further force or effect.

     1.2  Exercise Price.  The purchase price for the shares of Series C Stock
          --------------
to be issued upon exercise of this Warrant shall be $3.00 per share, subject to adjustment as set forth herein (the "Exercise Price").

     1.3  Method of Exercise.  The exercise of the purchase rights evidenced by
          ------------------
this Warrant shall be effected by (a) the surrender of this Warrant, together with a duly executed copy of the form of Subscription attached hereto, to the Company at its principal office and (b) the delivery of the Exercise Price by check or bank draft payable to the Company's order for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors.

     1.4  Net Issuance.
          ------------

          (a) Right to Convert.  In addition to and without limiting the rights
              ----------------
of the Warrantholder under the terms of this Warrant, if the fair market value of one share of the

                                      1.

Company's Series C Stock is greater than the Exercise Price of the Warrant (at the date of calculation) the Warrantholder shall have the right to convert this Warrant or any portion hereof (the "Conversion Right") into shares of Series C Stock as provided in this Section 1.4 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series C Stock computed using the following formula:


                    X = Y (A- B)
                        --------
                            A


     Where X  =  the number of shares of Series C Stock to be issued to the holder of the Warrant

           Y = the number of shares of Series C Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (on the Conversion Date)

          A   =  the fair market value of one share of the Company's Series C
                 Stock on the Conversion Date (as defined below)

          B   =  the Exercise Price of the Warrant (as adjusted to the
                 Conversion Date)

The Conversion Right may only be exercised with respect to a whole number of shares subject to this Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Warrantholder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          (b) Method of Exercise.  The Conversion Right may be exercised by the
              ------------------
Warrantholder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Warrantholder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon the exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder promptly following the Conversion Date.

          (c) Determination of Fair Market Value.  If there is no public market
              ----------------------------------
for the Common Stock, then the fair market value of the Series C Stock shall be determined by the Board of Directors of the Company. If the Warrantholder does not agree to the value assigned by the Board of Directors, the Warrantholder may, at the Warrantholder's expense, provide an

                                      2.

opinion from an investment banking firm of national reputation, selected by mutual agreement of the Company and the Warrantholder. In such event, the Board of Directors shall give good faith consideration to the opinion of such investment banking firm and reach a final determination of the fair market value of the Series C Stock.


          In the event that the Company undertakes a public offering of its Common Stock pursuant to which the Series C Stock automatically converts into Common Stock under the the Company's Amended and Restated Certificate of Incorporation, the fair market value of one share of the Common Stock shall be determined as follows:

          (i) If the Common Stock is traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on the stock exchange determined by the Company's Board of Directors to be the primary market for the Common Stock over the ten
(10) trading day period ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange; and

          (ii) If the Common Stock is traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its Nasdaq National Market system or any successor system.

     1.5  Issuance of Shares.  In the event that the purchase rights evidenced
          ------------------
by this Warrant are exercised in whole or in part, a certificate or certificates for the purchased shares shall be issued to the Warrantholder as soon as practicable. In the event the purchase rights evidenced by this Warrant are exercised in part, the Company will also issue to the Warrantholder a new warrant representing the unexercised purchase rights.

2.   ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES.
     -------------------------------------------------------

     The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

     2.1  Subdivision or Combination of Stock.  In case the Company shall at any
          -----------------------------------
time subdivide its outstanding shares of Series C Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Series C Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                                      3.

     2.2  Dividends in Preferred Stock, Other Stock, Property, Reclassification.
          ----------------------------------------------------------------------
If at any time or from time to time the Holders of Series C Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

          (a) Series C Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Series C Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

          (b) any cash paid or payable otherwise than as a cash dividend, or

          (c) Series C Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Series C Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 2.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Series C Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)), which such Holder would hold on the date of such exercise had be been the holder of record of such Series C Stock as of the date on which holders of Series C Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

     2.3  Reorganization, Reclassification, Consolidation, Merger or Sale.  If
          ---------------------------------------------------------------
any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Series C Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Series C Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series C Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Series C Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Exercise Price hereof effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of

                                      4.

this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders of a majority of the warrants to purchase Series C Stock then outstanding, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

     2.4  Certain Events.  If any change in the outstanding Series C Stock of
          --------------
the Company or any other event occurs as to which the other provisions of this
Section 2 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     2.5  Notices of Change.
          -----------------

          (a) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (b) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

          (c) The Company shall also give written notice to the Holder at least 30 business days prior to the date on which an Organic Change shall take place.

3.   FRACTIONAL SHARES.
     -----------------

     No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined by the Company's Board of Directors.

4.   RESERVATION OF SERIES C STOCK AND COMMON STOCK.
     ----------------------------------------------

     The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series C Stock and Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Series C Stock and Common Stock into which such shares of Series C Stock may at any time be converted as shall from time to time be

                                      5.

sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Series C Stock and Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series C Stock and Common Stock to such number of shares as shall be sufficient for such purposes.

5.   PRIVILEGE OF STOCK OWNERSHIP.
     ----------------------------

     Prior to the exercise of this Warrant, the Warrantholder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company, except as required by law.

6.   LIMITATION OF LIABILITY.
     -----------------------

     No provision hereof, in the absence of affirmative action by the holder hereof to purchase the securities issuable under this Warrant, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.   TRANSFERS AND EXCHANGES.
     -----------------------

     7.1 Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferrable in whole or in part by the Warrantholder. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new warrants.

     7.2 Each holder agrees that this Warrant when endorsed in blank shall be negotiable and that when so endorsed the holder may be treated by the Company and all other persons dealing with this Warrant as the absolute owner for all purposes and as the person entitled to exercise the purchase rights evidenced hereby; provided, however, that until such time as the transfer is recorded on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner.

     7.3 All new warrants issued in connection with transfers, exchanges or partial exercises shall be identical in form and provision to this Warrant except as to the number of shares.

8.   PAYMENT OF TAXES.
     ----------------

     The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than any thereof on, based on or measured by, the net income of the

                                      6.

holder thereof) that may be imposed in respect of, the issue or delivery of the securities issuable under this Warrant. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the securities issuable under this Warrant in any name other than that of the Warrantholder, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

9.   REGISTRATION RIGHTS.
     -------------------

     The Warrantholder shall have the registration rights with respect to the securities issuable under this Warrant as are set forth in the Amended and Restated Investor Rights Agreement ("Investor Rights Agreement") dated October 10, 1997 (a copy of which is attached hereto). For all such purposes, the Warrantholder shall be deemed to be a party to said Investor Rights Agreement as if the Warrantholder was an original signatory thereto, and shall have all the rights, privileges and obligations granted to or imposed on a party thereto as provided in this Section 9 and in said Investor Rights Agreement, and the Warrantholder shall for all such purposes be treated as a "Holder" under said Investor Rights Agreement and the securities issuable under this Warrant shall be treated as "Registrable Securities" under said Investor Rights Agreement, as such terms are defined therein.

10.  NO IMPAIRMENT OF RIGHTS.
     -----------------------

     The Company hereby agrees that it will not, through the amendment of its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

11.  SUCCESSORS AND ASSIGNS.
     ----------------------

     The terms and provisions of this Warrant shall be binding upon the Company and the Warrantholder and their respective successors and assigns.

12.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT.
     -------------------------------------------------

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

13.  RESTRICTED SECURITIES.
     ---------------------

     The Warrantholder understands that this Warrant and the securities purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and

                                      7.

accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933 or an applicable exemption from registration. In this connection, the Warrantholder acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of this Warrant and the securities purchased hereunder.

14.  SATURDAYS, SUNDAYS, HOLIDAYS.
     ----------------------------

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.


                              SENSUS DRUG DEVELOPMENT
                              CORPORATION



                              By  /s/ John A. Scarlett
                                  -------------_-------
                                  John A. Scarlett, M.D.
                                  President and Chief Executive Officer



Dated: October 10, 1997

                                      8.

                                  SUBSCRIPTION



Sensus Drug Development Corporation



Ladies and Gentlemen:

          The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant dated ___________, 1997 held by the undersigned, __________ shares of the Series C Stock of Sensus Drug Development Corporation, a Delaware corporation.

          Payment of the per share purchase price required under such Warrant accompanies this Subscription:

          The undersigned hereby represents and warrants that the undersigned is acquiring such stock for its own account and not for resale or with a view to distribution of any part thereof and accepts such shares subject to the terms and conditions of the Warrant:


Dated:         , 19__

                              _________________________________
                              Print Name of Warrantholder

                              By ______________________________

                     Address: _________________________________

                              _________________________________


                                      9.